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                                                            EXHIBIT 23.1

                          [Arthur Andersen LLP letterhead]

As independent accountants, we hereby consent to the incorporation by reference into this registration statement of our report dated March 20, 1998, included in the Annual Report on Form 10K-SB of Hawaiian Natural Water Company, Inc. for the year ended December 31, 1997, and to all references to our Firm included in this registration statement.